SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Insteel Industries, Inc.

(Name of Registrant as Specified in its Charter)

(Name of person(s) Filing Proxy Statement if other than the Registrant)

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INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 25, 2003

To the Shareholders of Insteel Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Insteel Industries, Inc., will be held on Tuesday, February 25, 2003, at 10:00 A.M. local time, at Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, for the following purposes:

1.	To elect three directors of the Company for three-year terms as set forth in the accompanying Proxy Statement

2.	To transact such other business, if any, as may properly be brought before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on December 18, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors

Gary D. Kniskern Secretary

Mount Airy, North Carolina
January 16, 2003

Whether or not you intend to be present at the Meeting, please sign, date and return the accompanying Proxy Card promptly, so that your shares of common stock may be represented and voted at the meeting. A return envelope is enclosed for your convenience. Any shareholder attending the Meeting may vote in person even if that shareholder has returned an executed proxy card.

INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 25, 2003

     This Proxy Statement and accompanying Proxy are first being sent to shareholders on or about January 16, 2003 in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of Insteel Industries, Inc. (“Insteel” or the “Company”), to be held on Tuesday, February 25, 2003, at 10:00 A.M. local time, at Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, and at any adjournment thereof.

GENERAL

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, copies of solicitation material will be furnished to, and arrangements will be made with, brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in so doing. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and in person.

     The Board of Directors has fixed December 18, 2002 as the record date for the determination of shareholders of the Company’s common stock (no par value) (the “Common Stock”) who are entitled to notice of and to vote at the Annual Meeting. On December 18, 2002, there were 8,460,187 outstanding shares of Common Stock of the Company, each entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting and any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of quorum.

     Directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. Shares which abstain from voting in the election of directors, and shares held in “street name” by brokers or nominees who do not indicate a vote on their proxies because they do not have discretionary authority to vote such shares and have not received instructions as to how to vote in the election of directors (“broker non-votes”), will not be counted as votes in favor of any nominee for director, and will also not be counted as votes cast or shares voting on the election of any particular nominee. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors.

     Prior to its exercise, any shareholder submitting the accompanying Proxy has the right to revoke it by submitting a later dated proxy or by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy may also be revoked if the person giving the Proxy attends the meeting and votes in person. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made, but the Proxy is properly signed, the shares represented thereby will be voted in favor of electing the three nominees for director named herein.

     Management is not aware that any matters, other than the matters specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.

ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be not less than nine nor more than fifteen. The Board of Directors has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

     The Board of Directors has nominated each of the persons named below to serve a three-year term expiring at the 2006 Annual Meeting of Shareholders or until their successors are elected and qualify. All of the nominees presently serve as directors of the Company. The remaining six directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board of Directors may recommend.

     The Board of Directors recommends that the stockholders vote “FOR” each of the Nominees listed below.

     Certain biographical and other information concerning the nominees for director of the Company and the continuing directors is set forth below:

Nominees to Serve Until the Annual Meeting of Shareholders in 2006:

     H. O. Woltz III, 46, a son of Howard O. Woltz, Jr., was elected Chief Executive Officer (“CEO”) in 1991 and has been employed by the Company and its subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989. He had been Vice President of the Company since 1988 and, previously, President of Rappahannock Wire Company, formerly a subsidiary of the Company, since 1981. Mr. Woltz has been a director of the Company since 1986 and also serves as President of Insteel Wire Products Company. Mr. Woltz served as President of Florida Wire and Cable, Inc. until its merger with Insteel Wire Products Company in 2002. Mr. Woltz serves on the Executive Committee of the Company’s Board of Directors.

     Frances H. Johnson, 82, has been a director of the Company since 1982. She and members of her family have been investors in the Company and its predecessors and have served as directors since 1958. She and members of her family own and manage Johnson Concrete Company, (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director.

     Charles B. Newsome, 65, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and General Manager of Carolina Stalite Company, with which he has been affiliated for more than 20 years. Mr. Newsome serves on the Audit Committee of the Company’s Board of Directors.

Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2005:

     W. Allen Rogers, II, 56, has been a director of the Company since 1986, except for during 1997 and 1998. Mr. Rogers is a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm, which he joined in 2002. From 1998 until 2002, Mr. Rogers had served as President of Rogers & Company, Inc., an investment banking firm.. From 1995 through 1997, Mr. Rogers served as Managing Director of KPMG BayMark Capital LLC, an investment banking firm. Mr. Rogers served as Senior Vice President-Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s board of directors from 1990 to 1995. Mr. Rogers serves on the Executive Compensation Committee of the Company’s Board of Directors.

     Gary L. Pechota, 53, has been a director of the Company’s Board of Directors since 1998. Since his retirement in 2001, Mr. Pechota has been a private investor and consultant. Mr. Pechota served as the CEO and Chairman of the Board of Giant Cement Holding, Inc. since its inception in 1994 until 2001. He served as CEO of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., from 1993 to 2001, and as CEO of Keystone Cement Company from 1992 to 2001. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Mr. Pechota serves on the Audit Committee of the Company’s Board of Directors.

     William J. Shields, 70, has been a director of the Company’s Board of Directors since 1998. Mr. Shields served as Chairman of the Board and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 to 1997. Mr. Shields has been retired since 1997. Mr. Shields also served as President and CEO of Co-Steel, Inc. from 1987 until 1995. Mr. Shields serves on the Executive Compensation Committee of the Company’s Board of Directors.

Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2004:

     Howard O. Woltz, Jr., 77, father of H.O. Woltz III, has been Chairman of the Board of Directors since 1958 and has been employed by the Company and its predecessors in various capacities for more than 49 years. He had been President from 1958 to 1968 and from 1974 to 1989. Mr. Woltz also served as a Vice President, General Counsel and a director of Quality Mills, Inc., a publicly-held manufacturer of knit apparel and fabrics for more than 35 years until its acquisition in 1988 by Russell Corporation. Mr. Woltz serves on the Executive Committee of the Company’s Board of Directors.

     C. Richard Vaughn, 63, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn has served as Chairman of the Board of North Carolina Granite Corporation since 1998. Mr. Vaughn served as Vice President of John S. Clark from 1967-1970 and President from 1970-1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of the Board of Riverside Building Supply, Inc. Mr. Vaughn serves on the Executive Committee and as Chairman of the Executive Compensation Committee of the Company’s Board of Directors.

     Louis E. Hannen, 64, a director of the Company since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. Since his retirement in 1993, Mr. Hannen has been an investment advisor and consultant. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company (1965-1970) and Legg Mason Wood Walker, Inc. (1970-1975) before joining Wheat, First Securities. Mr. Hannen serves as Chairman of the Audit Committee of the Company’s Board of Directors.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of December 18, 2002, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the other named executive officers included in the “Summary Compensation Table,” and (iv) all directors and executive officers of the Company, as a group. Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder.

	Amount and Nature of
	Beneficial Ownership

	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class

5% Shareholders
Franklin Advisory Services, Inc. (1)(2)	810,000	9.6%
Johnson Concrete Company (3)	620,263	6.9%
Dimensional Fund Advisors (1)(4)	522,361	6.2%
Directors (6)
Howard O. Woltz, Jr. (6)	882,274	10.3%
H. O. Woltz III	496,997	5.7%
C. Richard Vaughn	132,122	1.6%
Frances H. Johnson (7)	70,892	*
Charles B. Newsome	53,897	*
Louis E. Hannen	38,265	*
Gary L. Pechota	45,010	*
W. Allen Rogers, II	24,015	*
William J. Shields	13,010	*
Other Named Executive Officers (5)
Michael C. Gazmarian	20,308	*
Gary D. Kniskern	19,915	*
All directors and executive officers, as a group (11 persons)(8)	2,408,091	26.9%

*	Less than 1%.

(1)	Beneficial ownership information obtained from Vickers Stock Research as of December 20, 2002.

(2)	The address of Franklin Advisory is 777 Mariners Island Boulevard, San Mateo, CA 94403-7777.

(3)	Excludes 70,892 shares owned or which are obtainable within 60 days of December 18, 2002 upon the exercise of stock options by Mrs. Frances H. Johnson. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. The 691,155 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 8.1% of the outstanding common stock. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. The address of Johnson Concrete Company is P. O. Box 1037, Salisbury, NC 28144.

(4)	The address of Dimensional is 1299 Ocean Avenue Santa Monica, CA 90401.

(5)	Ownership reflects shares obtainable within 60 days of December 18, 2002, upon the exercise of stock options as follows: Mr. Woltz, Jr., 126,427 shares; Mr. Woltz III, 208,250 shares; Mr. Vaughn, 16,000 shares; Mrs. Johnson, 16,000 shares; Mr. Newsome, 16,000 shares; Mr. Hannen, 35,965 shares; Mr. Pechota, 10,000 shares; Mr. Rogers, 16,000 shares; Mr. Shields, 10,000 shares; Mr. Gazmarian, 12,540 shares; and Mr. Kniskern, 9,000 shares. Messrs. Gazmarian and Kniskern’s shares reflect the surrender of 159,742 and 114,508 options, respectively, on December 9, 2002 under an exchange program as described in the Executive Compensation Committee Report. The amounts reflected also include shares allocated to participants in the Company’s Retirement Savings Plan under its matching provisions as follows: Mr. Woltz III, 7,197 shares; Mr. Woltz, Jr., 171 shares; and Mr. Kniskern, 1,509 shares.

(6)	Include 72,919 shares (less than 1%) held by a trust, for the benefit of Mr. Woltz, of which Mr. Woltz and a bank are trustees. The trustees share voting and investment power with respect to such shares. The amount reflected also includes 110,360 shares owned by the wife of Howard O. Woltz, Jr., beneficial ownership of which is disclaimed.

(7)	Excludes 620,263 shares held of record by Johnson Concrete Company. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. Johnson Concrete Company disclaims beneficial ownership of the 70,892 shares held in the name of Mrs. Johnson. The 691,155 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 8.1% of the outstanding common stock.

(8)	Includes 620,263 shares owned by Johnson Concrete Company. See notes (3) and (8) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and greater than ten percent owners and officers to report their beneficial ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (“SEC”). Specific dates for such reporting have been established by the SEC and the Company is required to report in its proxy statement any failure to file by the established dates during the last fiscal year. To the Company’s knowledge, all of these filing requirements were satisfied by the Company’s directors and officers during the last fiscal year. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports that have been filed with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below provides information regarding the compensation paid by the Company to the named executive officers for services of such person in all capacities during the fiscal years ended September 28, 2002, September 29, 2001 and September 30, 2000.

				Long-Term
				Compensation
		Annual Compensation		Awards

				Securities	All Other
				Underlying	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Options (#)	($)(2)

Howard O. Woltz, Jr.	2002	161,740	73,840	32,400	3,091
Chairman of the Board	2001	161,740	—	38,146	3,091
	2000	161,740	—	25,059	2,505

H. O. Woltz III	2002	320,000	131,000	64,000	2,254
President and Chief	2001	320,000	—	75,471	5,544
Executive Officer	2000	313,679	—	48,490	4,262

Michael C. Gazmarian	2002	190,000	71,044	38,000	2,052
Chief Financial Officer and	2001	190,000	—	44,811	4,975
Treasurer	2000	179,792	—	27,677	3,518

Gary D. Kniskern	2002	135,000	57,517	27,000	2,241
Vice President-Administration	2001	135,000	—	31,839	3,928
and Secretary	2000	132,141	—	20,423	3,124

(1)	Bonus includes amount paid out during the fiscal year indicated. The amounts shown for 2002 represent half of the amount due from a previous year. See “Executive Compensation Committee Report.”

(2)	Represents the current dollar value of the benefit to the named executive officers of the remainder of the premiums paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan. During the fiscal years 2002, 2001, and 2000 respectively, the amounts were as follows: Mr. Woltz, Jr., $3,091, $3,091and $2,505; Mr. Woltz III, $252, $252 and $239; Mr. Kniskern, $553, $553 and $513; and Mr. Gazmarian, $225, $225 and $212. Also includes the amount of company matching funds paid into the Company’s Retirement Savings Plan on behalf of the named executive officers. During the fiscal years 2002, 2001 and 2000, respectively, these amounts were as follows: Mr. Woltz III, $2,002, $5,292 and $4,023; Mr. Kniskern, $1,688 $3,375 and $2,611; and Mr. Gazmarian, $1,827, $4,750 and $3,306.

Stock Option Grants in Last Fiscal Year

     The table below provides information regarding stock options which have been granted to the named executive officers of the Company during fiscal 2002:

	Individual Grants

	Number of	Percent of			Potential Realized Value
	Securities	Total Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise or		of Stock Price
	Options	Employees in	Base Price	Expiration	Appreciation for Option
Name	Granted (1)	Fiscal Year(%)	Per Share ($)	Date	Term (2)($)

					5%	10%

Howard O. Woltz, Jr.	32,400	7.4	0.35	2/19/12	7,132	18,073
H. O. Woltz III	64,000	14.7	0.35	2/19/12	14,087	35,700
Gary D. Kniskern	27,000	6.2	0.35	2/19/12	5,943	15,060
Michael C. Gazmarian	38,000	8.7	0.35	2/19/12	8,364	21,197

(1)	Options are granted at fair market value and become exercisable in three annual installments beginning on the date of grant.

(2)	The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below provides information regarding stock options exercised during fiscal 2002 and the value of options outstanding at September 28, 2002 for all executive officers of the Company:

	Shares		Number of Securities		Value of Unexercised
	Acquired on	Value	Underlying Unexercised		in-the-Money Options at
Name	Exercise	Realized ($)	Options at Fiscal Year-End		Fiscal Year-End (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Howard O. Woltz, Jr.	—	—	114,402	58,847	$3,208	$6,512
H. O. Woltz III	—	—	185,823	114,575	$6,336	$12,864
Gary D. Kniskern (2)	—	—	92,997	48,511	$2,700	$5,400
Michael C. Gazmarian (2)	—	—	130,541	67,201	$3,762	$7,638

(1)	The dollar value is calculated by determining the difference between the fair market value per share of the Common Stock on September 27, 2002 and the option price per share.

(2)	Number of securities includes 114,508 and 159,742 options, respectively, that were subsequently surrendered on December 9, 2002 under a stock option exchange program (see “Executive Compensation Committee Report”).

EXECUTIVE COMPENSATION COMMITTEE REPORT

Overview

     The Executive Compensation Committee (the “Committee”) of the Board of Directors consists of three directors who are not employed by the Company. The Committee regularly reviews and determines the base compensation of the Company’s executive officers and administers the stock option plan and incentive compensation plan of the Company. The Company’s executive compensation program consists of three principal components: (1) base salaries; (2) annual performance-based compensation; and (3) long-term incentives provided through the Company’s 1994 Employee Stock Option Plan. The Company’s Board of Directors believes that the executive compensation program should be closely correlated with the financial performance of the Company. The Company believes that its policy with respect to base salaries, in combination with its annual performance-based compensation and its 1994 Employee Stock Option Plan, fulfill this objective. As a result of the weak market conditions for the Company’s products and its recent financial performance, the Committee has reviewed the Company’s compensation plans and objectives to determine whether changes are warranted. A combination of interim and permanent changes in the Company’s compensation plans are envisioned to assure that compensation is aligned with the Company’s financial performance.

Base Salaries

     The Committee annually reviews various comparative compensation data including proxy statements of other comparable public companies to establish base salaries for the officers of the Company. The Company’s policy is to set base salaries near the median level of compensation for similar positions in similar industries. The Committee believes that this policy enables the Company to recruit new members of management as necessary and retain existing management personnel. In view of the recent financial performance of the Company, the Committee did not change the compensation of the officers in fiscal 2002. The following base salaries have been in effect since February 2000, and are expected to remain in effect for 2003, for the officers of the Company: Howard O. Woltz, Jr., Chairman of the Board of Directors, $161,740; H. O. Woltz III, President and CEO, $320,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $190,000; and Gary D. Kniskern, Vice President – Administration and Secretary, $135,000.

Annual Performance-Based Compensation

     In 1995 the Company adopted its Return on Capital Incentive Compensation Plan (the “Plan”). Incentive compensation was earned in prior years under the terms of the Plan based primarily on improvements in the Company’s average return on capital after giving effect to the Company’s cost of capital. In fiscal 2000 the Committee determined that the Plan should be evaluated and updated with respect to certain parameters and drivers of the Plan. The Company retained an outside consultant to review the plan and to recommend changes that were appropriate. Following the initial phase of the engagement, which occurred early in fiscal 2001, it became apparent that significant costs would be incurred by the Company to complete the recalibration of the Plan. In view of deteriorating business conditions and the Company’s weak financial performance, the Committee deferred the update of the plan and terminated the consulting engagement following its initial phase. Subsequently, the Committee determined that the Plan should be terminated while the Company evaluated alternative structures for the Plan. The termination was effective September 29, 2001.

     In fiscal 1999 and 2000, the officers, and certain non-officer participants in the Plan, earned incentive compensation in excess of the amount paid to participants. Pursuant to the terms of the Plan, these excess amounts were banked for future distribution. With respect to the officers of the Company, the terms of the Plan would have resulted in these amounts being paid in fiscal 2000 and in later years. In spite of the fact that the incentive compensation was payable in fiscal 2000 and 2001 to participants pursuant to the terms of the Plan, the Company did not make payments to officers in 2000 or 2001 in view of the financial performance of the Company. Amounts payable to non-officer participants in the Plan were withheld in 2000, but non-officer participants received payments of previously earned incentive compensation in fiscal 2001.

     Following the termination of the Plan, the Committee determined that it would be equitable and in the interest of the Company to distribute over time the amounts previously earned by officers of the Company and by non-officer participants in the Plan. The Committee determined that previously earned amounts under $25,000 would be paid during fiscal 2002 and that previously earned amounts over $25,000 would be paid 50% in fiscal 2002 and 50% in fiscal 2003. The incentive compensation previously earned by participants in the Plan was properly reflected as compensation expense in the financial statements of the Company prior to fiscal 2001. During fiscal 2002, the following amounts were paid to the officers of the Company: Howard O. Woltz Jr., Chairman of the Board of Directors, $73,839; H. O. Woltz III, President and Chief Executive Officer, $131,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $71,044; and Gary D. Kniskern, Vice President Administration and Secretary, $57,516. As of September 29, 2002 the incentive compensation earned by the officers of the Company, but not yet paid by the Company, was as follows: Howard O. Woltz Jr., Chairman of the Board of Directors, $73,839; H. O. Woltz III, President and Chief Executive Officer, $131,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $71,044; and Gary D. Kniskern, Vice President Administration and Secretary, $57,516. The Compensation Committee has approved these amounts to be paid during the second half of fiscal 2003.

     The Company did not have an incentive compensation plan in place for executive management, including the officers of the Company, during fiscal 2002, and accordingly, no incentive compensation was earned by members of executive management during the year. The Committee expects to adopt an incentive plan that would be effective for fiscal 2003.

Long-Term Incentive Compensation (Stock Options)

     As amended, the Company’s 1994 Employee Stock Option Plan authorizes the issuance of up to 1,500,000 shares of Common Stock that have been reserved for the benefit of key management employees of the Company upon the exercise of options granted under the plan. Options to purchase 432,704 shares of Common Stock were granted during fiscal 2002. As of December 24, 2002, options to purchase an aggregate of 865,254 shares were outstanding at an average exercise price of $2.698 per share. The shares issuable under the plan have been registered with the SEC.

     For fiscal 2002, the Committee approved the granting of stock options to executive officers equal to 20% of their annual salary. Options granted during 2002 were granted at an option price equal to fair market value on the date of grand and vest in three installments over 2 years. During 2002, executive officers were granted options as follows: Howard O. Woltz, Jr., 32,400; H.O. Woltz III, 64,000; Michael C. Gazmarian, 38,000 and Gary D. Kniskern 27,000.

     For fiscal 2001, the Committee approved the granting of stock options to executive officers equal to one-half such number of shares as may be obtained by dividing each officer’s annual salary by the fair market value of the Common Stock on the date of grant. Historically half of a participant’s stock options have been granted in February and half in August. The Compensation Committee is reviewing the future administration of the Incentive Stock Option Plan. Options are granted at an option price equal to fair market value on the date of grant and vest in installments over five years. During February 2001, executive officers were granted options as follows: Howard O. Woltz, Jr., 38,146 shares at a per share price of $2.12; H. O. Woltz, III, 75,471 shares at a per share price of $2.12; Michael C. Gazmarian, 44,811 shares at a per share price of $2.12; and Gary D. Kniskern, 31,839 shares at a per share price of $2.12. In view of the Company’s financial performance and the low price of its stock, no options were granted in August 2001. These stock options granted in February 2001 are also reflected in the Option Grants table, above.

     The market value of the Company’s Common Stock has fallen to a level significantly below the exercise price at which certain options had been granted. In order to enable employees to acquire or increase their holdings of common stock of the Company and to promote a closer identification of their interests with those of the Company and its shareholders, on November 12, 2002, the Board of Directors approved a one time exchange program under the 1994 Employee Stock Option Plan. The exchange program specifically excluded H.O. Woltz III and Howard O. Woltz, Jr., but included Michael Gazmarian and Gary Kniskern among others. Under the terms of the exchange, participants in the exchange could surrender eligible options during a surrender period that ended December 9, 2002. It is anticipated that the Board of Directors will approve issuance of one option for every three options surrendered on a date that is more than 6 months from the date of cancellation of the surrendered options. At December 9, 2002, executive officers have elected to surrender the following options: Michael C. Gazmarian, 159,742 shares and Gary D. Kniskern, 114,508 shares.

2002 CEO Compensation

     During fiscal 2002, the Chief Executive Officer, H. O. Woltz, III, was paid $320,000. See “Base Salaries.”

     In fiscal 2002, Mr. Woltz received a distribution under the Return on Capital Incentive Compensation Plan of $131,000 which was half of the remaining unpaid portion of the incentive compensation that was earned in fiscal 1999. As of September 29, 2002 the incentive compensation earned by Mr. Woltz, but not yet paid by the Company, was $131,000. The Compensation Committee has approved this amount to be paid during the second half of fiscal 2003. The amounts paid in 2002 and to be paid in 2003 were recorded as compensation expense in the Company’s financial statements for 1999. See “Annual Performance-Based Compensation.”

     Mr. Woltz received a stock option grant for 64,000 shares of the Company’s Common Stock during fiscal 2002 under the 1994 Employee Stock Option Plan. In recent years, options were granted under the Company’s policy of awarding annual grants of shares to executive officers with a value equal to such officer’s annual base salary. During fiscal 2001, half of the historical number of options were granted. During fiscal 2002, options were granted with a value equal to 7% of Mr. Woltz’ annual base salary. (See “Long Term Incentive Compensation (Stock Options)” above.) Such options are granted at an option price equal to the fair market value on the date of grant. (See “Long-Term Incentive Compensation (Stock Options)“above).

Policy with Respect to the $1 Million Deductible Limit

     Section 162(m) of the Internal Revenue Code (the “Code”) generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer receives compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s compensation program.

     The Committee believes that the foregoing combination of base salaries, annual performance-based compensation and long-term incentive compensation have helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

EXECUTIVE COMPENSATION COMMITTEE C. Richard Vaughn (Chairman) W. Allen Rogers, II William J. Shields

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     C.     Richard Vaughn, a member of the Executive Compensation Committee, is Chairman of the Board of Directors of John S. Clark Company, Inc. (“Clark”), a general building contractor located in Mount Airy, North Carolina. During the last fiscal year, the Company made certain payments to Clark for miscellaneous consulting and construction projects entered into in the normal course of business. The aggregate amount of such payments to Clark was $6,856. The Company believes that the terms of all transactions with Clark were no less favorable to the Company than transactions with unaffiliated entities.

REMUNERATION OF DIRECTORS

Annual Retainer Awards and Meeting Fees

     Each of the Company’s non-employee directors receives an annual retainer award plus reimbursement of expenses incurred as a director under a proposal adopted at the 1998 Annual Meeting of Shareholders. The amount of the annual retainer award for each year is determined by the Board of Directors before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of Shareholders at which directors are elected and ends on the date of the next Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board of Directors. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board of Directors following the Annual Meeting of Shareholders at which directors are elected. The annual retainer award paid for 2002 to each non-employee director was $18,000, all of which was paid in cash. Non-employee members of the Audit and Executive Compensation Committees receive a fee of $500 for each in-person meeting and a fee of $150 for each telephonic meeting of the respective committee. Non-employee directors are eligible to receive stock options under the 1994 Director Stock Option Plan (discussed below).

Director Stock Option Plans

     The Company’s 1994 Director Stock Option Plan permits the issuance of up to 200,000 shares of Common Stock pursuant to the grant of stock options to non-employee directors of the Company. The plan provides that, following the close of business of the Company on the date of each Annual Meeting of Shareholders, each non-employee director will receive an option to purchase 2,000 shares of the Company’s Common Stock exercisable at the fair market value of the Common Stock on the date of grant. These options vest in full at the time of grant. The plan also authorizes the Board of Directors to grant options to non-employee directors who are appointed or elected to the Board of Directors at a time other than at the Annual Meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 2002, options to purchase 2,000 shares at an exercise price of $0.35 were granted to each non-employee director of the Company. At a regular quarter meeting in November 2002, the Board of Directors, upon a vote of its disinterested directors voted to increase the annual formula grant under the plan from 2,000 to 3,600 shares. Under the amended plan, each non-employee director is expected to receive options to purchase 3,600 shares of the Company’s Common Stock at the close of business on February 25, 2003, the date of the 2003 Annual Meeting of Shareholders. The option price is equal to the fair market value per share of the Common Stock on the date of grant. The shares issuable under the plan have been registered with the SEC.

     On February 7, 1995, the Board of Directors of the Company adopted a non-qualified stock option plan for the benefit of Louis E. Hannen, a director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company’s Common Stock at the exercise price of $7.875. The options are fully vested and expire February 7, 2005. The shares issuable under the plan are not registered with the SEC.

CORPORATE GOVERNANCE

     The Company’s Board of Directors held four meetings during fiscal 2002. All directors attended each of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which such director served.

     The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company’s financial reporting and internal controls, and facilitates open communication between the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company’s system of internal controls and the Company’s audit process. The Audit Committee recommends to the Board of Directors each fiscal year the independent auditors who will audit the books and records of the Company for that year. Under new regulations being drafted by the SEC in connection with the Sarbanes-Oxley Act of 2002, the Audit Committee will be charged with the responsibility of selecting the independent auditors in the future. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee, which was previously attached as an appendix to the Company’s Proxy Statement dated January 26, 2001. The charter of the Audit Committee is expected to be amended during fiscal 2003 to reflect changes that may become necessary as a result of new SEC rules which have not yet been finalized. The Audit Committee consists of Messrs. Hannen (Chairman), Newsome and Pechota, each of whom is “independent” as defined under the rules of the New York Stock Exchange. The Audit Committee met six times during fiscal 2002. (See “Audit Committee Report.”)

     The Executive Compensation Committee of the Board of Directors makes salary recommendations to the Board of Directors for executive officers and administers the employee stock option program. This committee is comprised of Messrs. Vaughn (Chairman), Rogers and Shields. (See “Executive Compensation Committee Report.”) The Executive Compensation Committee met once during fiscal 2002.

     The Company’s Board of Directors does not have a nominating committee. The full Board of Directors performs the functions that a nominating committee might provide. Any shareholder who wishes to recommend a nominee for consideration at any annual or special meeting held for the election of directors must do so in compliance with the procedures set forth in the Company’s By-laws.

AUDIT COMMITTEE REPORT

     As noted above, management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Committee has reviewed the audited financial statements for the fiscal year ended September 28, 2002 and has met and held discussions with respect to such audited financial statements with management and Grant Thornton LLP (“GT”), the Company’s independent public accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated statements with management and GT. The Committee and GT have discussed those matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     GT also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of GT with the Committee.

     Based on the Committee’s review of the audited financial statements, discussions with management and GT, and the Committee’s review of the representations of management and the written disclosures and report of GT, the Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 28, 2002 filed with the SEC.

     As a result of the passage of the Sarbanes-Oxley Act of 2002, certain duties and responsibilities of the Audit Committee are expected to change. The SEC is currently in the process of developing new regulations directed at Audit Committees and, when those regulations become final, the duties and responsibilities of the Audit Committee will be adjusted and the charter of the Audit Committee will be amended to comply with the new regulations.

AUDIT COMMITTEE Louis E. Hannen (Chairman) Gary L. Pechota Charles B. Newsome

     The foregoing Audit Committee Report shall not be incorporated by reference into any of the Company’s prior or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

DISCLOSURE OF AUDITORS’ FEES

     Set forth below is certain information relating to the aggregate fees billed by Arthur Andersen LLP (“AA”) and GT for professional services rendered for the fiscal year ended September 28, 2002.

Audit Fees

     The aggregate fees billed by AA for professional services rendered for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first two quarters of fiscal 2002 were $5,000.

     The aggregate fees billed by GT for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 28, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that the third quarter of fiscal 2002 were $76,000.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ending September 28, 2002, there were no professional services rendered AA or GT relating to financial information systems design and implementation.

All Other Fees

     The aggregate fees billed by AA for services rendered to the Company, other than the services described above under ''Audit Fees’’ and ''Financial Information Systems Design and Implementation Fees’’ for the fiscal year ended September 28, 2002 were $16,000 for tax compliance and advisory services.

     The aggregate fees billed by GT for services rendered to the Company, other than the services described above under ''Audit Fees’’ and ''Financial Information Systems Design and Implementation Fees’’ for the fiscal year ended September 28, 2002 were $8,500 for tax compliance and advisory services.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company’s Common Stock, based on the market price of the Common Stock and assuming a $100 investment on September 30, 1997 and the reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor’s 500 Index and the Standard & Poor’s Manufacturing (Diversified Industrial) Index. The indices are included for comparison purposes only and do not necessarily reflect management’s opinion that these indices are appropriate measures of the relative performance of the Company’s Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company’s Common Stock. The following performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INSTEEL INDUSTRIES, INC., THE S & P 500 INDEX
AND THE S & P BUILDING PRODUCTS INDEX

*  $100 invested on 9/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Cumulative Total Return

	9/97	9/98	9/99	9/00	9/01	9/02

INSTEEL INDUSTRIES, INC	100.00	62.95	121.27	57.13	11.25	9.14
S & P 500	100.00	109.05	139.37	157.88	115.85	94.88
S & P BUILDING PRODUCTS	100.00	98.40	109.13	64.06	67.70	68.29

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In May 1997, the Company sold the assets of its ICS (“Insteel Construction Systems”) division to ICS 3-D Panel Works, Inc. (“ICSPW”), a new corporation organized by the division’s management group, for a purchase price of $1,160,833, consisting of a 10% promissory note in the amount of $955,305 due May 30, 2002, payable in installments of $10,000 per month for the first year, $15,000 per month for the second year, and $20,000 per month for the third through the fifth years. The promissory note is secured by a deed of trust on the real property. In connection with the sale, the Company entered into a 15-year lease with ICSPW of the Georgia facility previously occupied by the ICS division, which provided for lease payments of $13,661 per month. Howard O. Woltz, Jr., Chairman of the Company, is a principal shareholder and a member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company’s Board of Directors reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to the Company from the sale of the division, the Audit Committee concluded that (1) Mr. Woltz’s participation was essential to the transaction and would be beneficial to the Company and (2) approval of the transaction was in the best interests of the Company. Based upon the Audit Committee’s recommendation, the Board of Directors approved the transaction. In November 1998, a six-month deferral of both the note and lease payments was granted due to ICSPW’s financial condition. In May 1999, the Company determined that deferral of the payments should be continued. The deferred amount includes interest on the deferred portion of the note accruing from the date of issuance and interest on the deferred lease payments accruing at a rate of 10% per year from the original due dates of each lease payment. The deferred amount, which will continue to accrue interest until paid in full, is scheduled to become due at the end of the applicable scheduled payment period. The Company agreed to the extension of the deferral after consideration of a number of factors, including (1) the deferral of the note and lease payments may benefit the Company by enhancing ICSPW’s long-term prospects for discharging its obligations under the note and the lease; (2) the fully secured nature of the obligation; and (3) ICSPW’s representations that ICSPW is contemplating a restructuring that would allow payment of the debt in full. As of December 18, 2002, unpaid principal on the promissory note was $895,798. The largest aggregate amount of indebtedness under the promissory note since the beginning of the Company’s last fiscal year was $1,162,550. The entire balance owed has been reserved.

     Frances H. Johnson, a director, is President, and along with members of her family, owner of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2002, Johnson Concrete purchased materials from the Company valued at $402,383 ($482,839 for fiscal 2001) for use or resale in their normal course of business.

     Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid pursuant to arms’ length transactions with unaffiliated parties.

INDEPENDENT PUBLIC ACCOUNTANTS

     During fiscal 2002, the Board of Directors appointed GT to replace AA as the Company’s independent public accountants. The appointment followed a search and proposal procedure resulting in a recommendation by the Audit Committee to appoint GT to the position. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its accountants.

     On June 27, 2002, the Board of Directors of the Company, based on the recommendation of its Audit Committee, decided to dismiss its independent public accountants, AA, and approved the selection of GT to serve as the Company’s independent public accountants for the year ending September 28, 2002.

     During the Company’s two most recent fiscal years ended September 29, 2001 and September 30, 2000, and the subsequent interim period through June 27, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to AAs satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Also, during these periods, there have been no occurrences of reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

     AA reports on the Company’s consolidated financial statements for the fiscal years ended September 29, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company provided AA with a copy of the foregoing disclosure. A copy of Arthur Andersen’s letter, dated June 27, 2002, stating their agreement with the accuracy of these statements is attached as Exhibit 16.1 to the Company’s Fork 8-K dated June 27, 2002 and filed with the SEC.

     During the Company’s two most recent fiscal years ended September 29, 2001 and September 30, 2000, and the subsequent interim period through June 27, 2002, the Company did not consult with GT regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

     The Company’s independent public accountants are selected annually by the Board of Directors upon recommendation of the Audit Committee. GT has been selected as the Company’s independent public accountant for fiscal 2003. A representative from GT is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if it desires to do so and to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K

     Copies of the Company’s Annual Report on Form 10-K for the year ended September 28, 2002, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Michael C. Gazmarian, Chief Financial Officer and Treasurer, 1373 Boggs Drive, Mount Airy, NC 27030.

OTHER MATTERS

     The Board of Directors does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

     The Board of Directors hopes that Shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares even though they have sent in their proxies.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any shareholder desiring to present a proposal to be included in the proxy statement for action at the Company’s 2004 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than September 18, 2003. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

     Any shareholder desiring to present a proposal which is not intended to be included in the proxy materials for the Company’s 2004 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than October 18, 2003. The Company’s Bylaws contain procedures that shareholders must follow in order to present business at an annual meeting of shareholders. A shareholder may obtain a copy of these procedures from the Company’s Secretary. If a Shareholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors

Gary D. Kniskern Secretary

Mount Airy, North Carolina
January 16, 2003

PROXY

INSTEEL INDUSTRIES, INC. — RETIREMENT SAVINGS PLAN
1373 Boggs Drive — Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

February 25, 2003

This Proxy is being solicited on behalf of the Board of Directors of the Company. The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoints Marshall & Ilsley Trust Company as agent and proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 25, 2003, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” each director nominee is recommended by the Board of Directors.

(1)	Election of Three Directors

☐	VOTE FOR all nominees listed (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

Nominees: H.O. Woltz III, Frances H. Johnson, Charles B. Newsome

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

(2)	To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign and return in the enclosed postage-paid envelope. See other side.

(continued and to be signed on reverse side)

(continued from other side)

The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted FOR the election of all nominees for director. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents appointed herein.

Dated: _________________________________

SIGNATURES

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.
☐ Please mark this box if you plan to attend the meeting.
☐ Has your address changed? If so, please provide your new address:

IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.

PROXY	INSTEEL INDUSTRIES, INC.
1373 Boggs Drive — Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 25, 2003

This Proxy is being solicited on behalf of the Board of Directors of the Company. The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Howard O. Woltz, Jr. and H.O. Woltz, III, and each of them, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 25, 2003, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” each director nominee is recommended by the Board of Directors.

(1)	Election of Three Directors

☐	VOTE FOR all nominees listed (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

Nominees: H.O. Woltz III, Frances H. Johnson, Charles B. Newsome

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

(2)	To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign and return in the enclosed postage-paid envelope. See other side.

(continued and to be signed on reverse side)

INSTEEL INDUSTRIES, INC.

Annual Meeting of Shareholders
February 25, 2003

(continued from other side)

The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted FOR the election of all nominees for director. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents appointed herein.

Dated: _________________________________

SIGNATURES

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.
☐ Please mark this box if you plan to attend the meeting.
☐ Has your address changed? If so, please provide your new address:

IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.